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www.rbsmllp.com

May 20, 2015

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, NE

Washington, D.C. 20549

Re:  Ehouse Global, Inc.

File No.: 333-158584

We have read the Item 4.01 of the Form 8-K dated May 20, 2015 of Ehouse Global, Inc. and are in agreement with the statements insofar as they relate to our firm.

We have no basis to agree or disagree with other statements of the Registrant contained therein.

Sincerely,

/s/ Thomas M. O’Neal, CPA

Thomas M. O’Neal, CPA

Partner

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